Exhibit 99.1

TransDigm Group Completes Fastener Divestiture

Cleveland, Ohio, March 9, 2011/PRNewswire via COMTEX/ — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, announced today that it has completed the divestiture of its fastener businesses to Alcoa Inc. (NYSE: AA) for approximately $240 million.

These businesses, which were acquired in December 2010 as part of the McKechnie Aerospace acquisition, are made up of Valley-Todeco Inc. and Linread Ltd. The businesses design and manufacture fasteners, fastening systems and bearings for commercial, military and general aviation aircraft.

Total after tax cash proceeds from this transaction are estimated to be approximately $170 million.

W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer commented, “Compared to our previous guidance, revenues will be down slightly while EBITDA As Defined is estimated to be flat to modestly up. The divestiture of the fastener business is offset primarily by stronger operating performance at the remaining McKechnie businesses.

“Additionally, we are in the process of obtaining a third party valuation of certain tangible and intangible assets, which we expect to be completed by the end of our second quarter. We are neither updating nor confirming any other aspects of the prior guidance and will not do so until we announce earnings for our second fiscal quarter.”

UBS Securities LLC assisted TransDigm as a financial advisor in the sale.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, aircraft audio systems, specialized cockpit displays, engineered latching and locking devices, specialized lavatory components, engineered connectors and elastomers, rods and locking devices, NiCad batteries/chargers, and lighting and control technology.

Non-GAAP Information

EBITDA As Defined is a non-GAAP financial measure presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. Further information regarding EBITDA As Defined and a reconciliation of EBITDA As Defined to Net Income can be found in TransDigm Group’s Annual Report on Form 10-K and any other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future performance, profitability, growth and earnings. All statements other than statements of historical fact that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, results of operations, and business. We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and any other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Jonathan D. Crandall
Investor Relations
(216) 706-2945
ir@transdigm.com

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